EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 2, 2004 relating to the consolidated financial statements and financial statement schedule of Microsemi Corporation, which appear in Microsemi Corporation’s Annual Report on Form 10-K for the year ended September 26, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

October 25, 2005